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ALTIGEN COMMUNICATIONS, INC.
(Name of Registrant as Specified in its Charter)

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On May 22, 2009, AltiGen Communications, Inc. issued the following press release.

 Exhibit 99.1

ALTIGEN POSTPONES SPECIAL MEETING OF STOCKHOLDERS;
ANNOUNCES NEW LOCATION FOR HEADQUARTERS AND SPECIAL MEETING

Fremont, CA, May 22, 2009 – AltiGen Communications, Inc. (NASDAQ: ATGN), a leading provider of 100% Microsoft-based VoIP business phone systems and Unified Communications solutions, announced today that it has postponed its previously scheduled special meeting of stockholders from May 26, 2009 to June 18, 2009, at 10 a.m., local time.  The location of such meeting has also been changed to 410 East Plumeria Drive, San Jose, CA 95134, which will be the company’s new headquarters effective June 1, 2009.  The postponement was made to provide adequate time for AltiGen to present additional information to its stockholders in light of certain recent public comments made by one of the company’s existing stockholders and to provide AltiGen stockholders sufficient time to consider all relevant information and vote accordingly.  Additionally, it has become apparent that additional votes would be required in order to attain a necessary quorum of stockholders at the originally scheduled meeting date.

AltiGen filed its definitive proxy materials for the special meeting of stockholders on April 27, 2009, which set forth proposals to (i) adopt a new 2009 Equity Incentive Plan and (ii) adopt a new 2009 Employee Stock Purchase Plan. If you have previously submitted your proxy card and do not wish to change your vote, no further action is required by you at this time.  If you would like to change your vote, please refer to the instructions provided in the proxy materials which are available at http://www.sec.gov.  The record date for stockholders entitled to vote at the special meeting remains April 23, 2009.

About AltiGen Communications

AltiGen Communications, Inc. (NASDAQ: ATGN) is a leading provider of 100% Microsoft-based VoIP business phone systems and Unified Communications solutions. Having more than 10,000 customers around the world, AltiGen solutions are designed for high reliability, ease of use, seamless integration to Microsoft infrastructure technologies, and are built on a scalable, open standards platform. AltiGen’s worldwide headquarters is in Silicon Valley, California, with international operations based in Shanghai, China. Local sales, service and support are provided by AltiGen’s worldwide network of over 300 certified partners. For more information, call 1-888-ALTIGEN or visit the web site at www.altigen.com.

Contact:
Phil McDermott	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
AltiGen Communications	MKR Group, Inc.
(510) 252-9712	(323) 468-2300
pmcdermott@altigen.com	atgn@mkr-group.com